                                                                     EXHIBIT 1.4



                              REMARKETING AGREEMENT


                 REMARKETING AGREEMENT, dated as of April 15, 1998 (this "Agreement"), between Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), and NationsBanc Montgomery Securities LLC ("NMS" and, in its capacity as the remarketing dealer hereunder, the "Remarketing Dealer").

                 WHEREAS, the Company has issued $150,000,000 aggregate principal amount of its 7.000% MAndatory Putable/remarketable Securities (MAPSSM*) due April 15, 2038 (the "MAPS"), pursuant to an indenture, dated as of March 15, 1995, as amended and supplemented (the "Indenture"), between the Company and First National Bank of Chicago, as trustee (the"Trustee"); and

                 WHEREAS, the MAPS are being sold initially pursuant to an underwriting agreement, dated April 9, 1998 (the "Underwriting Agreement"), among the Company, NMS and the other underwriters party thereto (collectively, the "Underwriters"); and

                 WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-31039) under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission thereunder, the "Securities Act"), in connection with the offering of securities, including the MAPS, which registration statement was declared effective by order of the Commission on July 24, 1997; and

                 WHEREAS, NMS is prepared to act as the Remarketing Dealer with respect to the remarketing of the MAPS on April 15, 2008 (the "Remarketing Date") pursuant to the terms of, but subject to the conditions set forth in, this Agreement;

                 NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

                 SECTION 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Indenture (including the form of the MAPS).

                 SECTION 2. Representations and Warranties. (a) The Company represents and warrants to the Remarketing Dealer as of the date hereof that:

                    (i) a registration statement in respect of the MAPS has been filed with the Commission; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to the Remarketing Dealer, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of such registration statement, including all exhibits





-------------------------

* "MAPSSM" is a service mark of Salomon Brothers Inc thereto (other than the Statement of Eligibility and Qualification on Form T-1 of the Trustee (as defined below)) and including the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; the final prospectus, as supplemented by any prospectus supplement (the "Prospectus Supplement"), used in connection with the offering of the MAPS, in the final form filed with the Commission pursuant to Rule 424(b) under the Securities Act, being hereinafter called the "Prospectus"; any reference herein to the Prospectus being deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Prospectus; any reference to any amendment or supplement to the Prospectus being deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; except that if any revised prospectus shall be provided to the Remarketing Dealer by the Company for use in connection with the remarketing of the MAPS which differs from the Prospectus (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Remarketing Dealer for such use; and

                    (ii) the representations and warranties contained in subsections 1(ii)-(xiii) of the Underwriting Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof.

                 (b) The Company represents and warrants to the Remarketing Dealer as of the Notification Date (as defined below), the Determination Date (as defined below) and the Remarketing Date (each such date being hereinafter referred to as a "Representation Date") that:

                    (i) none of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus or the Remarketing Materials (as defined herein) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or the Remarketing Materials, which loss or interference is material to the Company and its subsidiaries taken as a whole; and, since the respective dates as of which information is given in the Prospectus or the Remarketing Materials, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth, incorporated by reference or contemplated in the Prospectus or the Remarketing Materials;

                    (ii) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus or the Remarketing Materials, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable;

                   (iii) each of the Company's subsidiaries that constitutes a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Commission (the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and all of such shares of capital stock (except for directors' qualifying shares and shares held by third parties solely to satisfy local law requirements and except as set forth in the Prospectus or the Remarketing Materials) are owned directly or indirectly by the Company;

                    (iv) the MAPS have been duly authorized and executed by the Company and authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in the Underwriting Agreement and constitute, and will constitute when remarketed pursuant to this Agreement, valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and constitutes a valid and legally binding instrument of the Company; and the MAPS and the Indenture conform to the descriptions thereof in the Prospectus or the Remarketing Materials;

                    (v) since the respective dates as of which information is given in the Prospectus and the Remarketing Materials, the representations and warranties contained in subsection 1(x) (other than with respect to Unimar Company) of the Underwriting Agreement are true and correct with the same force and effect as though expressly made at and as of each Representation Date.

                 (c) The Company represents and warrants to the Remarketing Dealer as of the date hereof and each Representation Date that:

                    (i) it has made all the filings with the Commission that it is required to make under the Exchange Act (collectively, the "Exchange Act Documents");

                    (ii) the applicable Remarketing Materials will not, as of the Remarketing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (iii) this Agreement has been duly authorized, executed and delivered by the Company; and

                    (iv) the issuance and sale of the MAPS and the compliance by the Company with all of the provisions of the MAPS, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties (excluding conflicts, breaches, violations and defaults that, individually or in the aggregate, will not have any material adverse effect on the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole), nor will any such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except the registration under the Securities Act of the MAPS, the qualification under the Trust Indenture Act of the Indenture, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the MAPS by the Underwriters or the Remarketing Dealer.

                 SECTION 3. Covenants of the Company. The Company covenants with the Remarketing Dealer as follows:

                 (a) The Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Dealer of (i) any notification or announcement by a "nationally recognized statistical rating agency" (as defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) with regard to the ratings of any securities of the Company, including, without limitation, notification or announcement of a downgrade in or withdrawal of the rating of any security of the Company, (ii) the occurrence at any time of any event set forth in Sections 9(c)(ii), (v) and (viii) of this Agreement, or
(iii) the occurrence during the Remarketing Period (as defined below) of any event set forth in Sections 9(c)(iii) and (vi) of this Agreement.

                 (b)      The Company will furnish to the Remarketing Dealer:

                    (i) the Registration Statement and the Prospectus (including in each case any amendment or supplement thereto and each document incorporated therein by reference); and

                    (ii) each Exchange Act Document filed after the date hereof.

                 The Company agrees to provide the Remarketing Dealer with as many copies of the foregoing written materials and other Company approved information as the Remarketing Dealer may reasonably request for use in connection with the remarketing of MAPS and consents to the use thereof for such purpose.

                 (c) If, at any time during the period commencing 15 days prior to the Notification Date until the Remarketing Date (the "Remarketing Period"), any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the MAPS shall occur which could reasonably be expected to cause any of the reports, documents, materials or information referred to in paragraph 3(b)(ii) above or any document incorporated therein by reference (collectively, the "Remarketing Materials") to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

                 (d) So long as the MAPS are outstanding, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required or permitted by the Exchange Act and will advise the Remarketing Dealer, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus for the remarketing of the MAPS, of the suspension of the qualification of the MAPS for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                 (e) The Company will comply with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the remarketing of the MAPS as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with the remarketing of the MAPS, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Remarketing Dealer or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or file a new registration statement or amend or supplement the Prospectus or issue a new prospectus in order to comply with the requirements of the Securities Act and the Commission's interpretations of the Securities Act, the Company, at its expense, will promptly (i) prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, or prepare and file any such new registration statement and prospectus as may be necessary for such purpose, (ii) furnish to the Remarketing Dealer such number of copies of such amendment, supplement or other document as the Remarketing Dealer may reasonably request and (iii) furnish to the Remarketing Dealer an officers' certificate, an opinion, including a statement as to the absence of material misstatements in or omissions from the Registration Statement and

Prospectus, as amended or supplemented, of the general counsel for the Company and a "comfort letter" from the Company's independent accountants, in each case in form and substance reasonably satisfactory to the Remarketing Dealer, of the same tenor as the officers' certificate, opinion and comfort letter, respectively, delivered pursuant to the Underwriting Agreement, but modified to relate to the Registration Statement and Prospectus as amended or supplemented to the date thereof or such new registration statement and prospectus.

                 (f) The Company agrees that neither it nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MAPS prior to the Remarketing Date, other than pursuant to Sections 4(g), 4(h) or 12 of this Agreement.

                 (g) Notwithstanding any provision to the contrary set forth in the Indenture, the Company shall (i) use its best efforts to maintain the MAPS in book-entry form with The Depository Trust Company ("DTC") or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MAPS in book-entry form and (ii) waive any discretionary right it otherwise has under the Indenture to cause the MAPS to be issued in certificated form.

                 (h) The Company agrees to furnish to the Holders of the MAPS as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, a consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

                 SECTION 4. Appointment and Obligations of the Remarketing Dealer. (a) Unless this Agreement is otherwise terminated in accordance with Section 11 hereof, in accordance with the terms, but subject to the conditions, of this Agreement, the Company hereby appoints NMS, and NMS hereby accepts such appointment, as the exclusive Remarketing Dealer with respect to $150,000,000 aggregate principal amount of MAPS, subject further to repurchase of the MAPS in accordance with clause (g) of this Section or redemption of the MAPS in accordance with clause (h) of this Section or Section 12.

                 (b) It is expressly understood and agreed by the parties hereto that the obligations of the Remarketing Dealer hereunder with respect to the MAPS to be remarketed on the Remarketing Date are conditioned on (i) the issuance and delivery of such MAPS pursuant to the terms and conditions of the Underwriting Agreement and (ii) the Remarketing Dealer's election on the Notification Date to purchase the MAPS for remarketing on the Remarketing Date. It is further expressly understood and agreed by and between the parties hereto that, if the Remarketing Dealer has elected to remarket the MAPS pursuant to clause (c) below, the Remarketing Dealer shall not be obligated to set the Interest Rate to Maturity (as defined below) on any MAPS, to remarket any MAPS or to perform any of the other duties set forth herein at any time after the Notification Date if (i) any of the conditions set forth in clause (a) or (b) of Section 9 hereof shall not have been fully and completely met to the reasonable satisfaction of the Remarketing Dealer or (ii) any of the events set forth in clause (c) of Section 9 hereof shall have occurred.

                 (c) On a Business Day not later than 10 Business Days prior to the Remarketing Date, the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase the MAPS on the Remarketing Date (the "Notification Date"). If, and only if, the Remarketing Dealer so elects, the MAPS shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, subject to the conditions described herein.

                 (d) Subject to the Remarketing Dealer's election to remarket the MAPS as provided in clause (c) above, the Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 5.8775% (the "Base Rate") and the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the MAPS.

                 The "Applicable Spread" will be the lowest firm commitment bid expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the MAPS at the Dollar Price, but assuming (i) an issue date that is the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date that is April 15, 2038 (the "Stated Maturity Date"), and (iii) a stated annual interest rate, payable semi-annually, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such firm commitment bids obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MAPS, the Company and the Trustee.

                 "Dollar Price" means, with respect to the MAPS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

                 "Reference Corporate Dealers" means each of Salomon Brothers Inc, Chase Securities Inc., NMS, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. and their respective successors; provided, however, if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company in The City of New York (a "Primary Corporate Dealer"), the Remarketing Dealer shall substitute therefor another Primary Corporate Dealer.

                 "Remaining Scheduled Payments" means, with respect to the MAPS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to but excluding the Stated Maturity Date; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the MAPS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

                 "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for the Remarketing Date.

                 "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MAPS being remarketed.

                 "Comparable Treasury Price" means, with respect to the Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date,
(i) the average of the Reference Treasury Dealer Quotations for the Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

                 "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m. on the Determination Date.

                 "Reference Treasury Dealer" means each of Salomon Brothers Inc, Chase Securities Inc., NMS, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

                 (e) Subject to the Remarketing Dealer's election to remarket the MAPS as provided in clause (c) above, the Remarketing Dealer shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the MAPS effective from and including the Remarketing Date.

                 (f) In the event that the MAPS are remarketed as provided herein, the Remarketing Dealer shall make, or cause the Trustee to make, payment to the DTC Participant of each Beneficial Owner of MAPS that has tendered (or been deemed to have tendered) MAPS, by book entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's MAPS, of 100% of the principal amount of such Beneficial Owner's MAPS to be remarketed by the Remarketing Dealer. The Company shall make, or cause the Trustee to make, to each Beneficial Owner of MAPS payment of interest due on the Remarketing Date by book entry through DTC by the close of business on the Remarketing Date.

                 (g) Subject to Section 11(c) of this Agreement, in the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date or (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket the MAPS any event as set forth in Section 9 or Section 11 of this Agreement shall have occurred or (iv) the Remarketing Dealer for any reason does not elect, by notice to the Company, and the Trustee not later than the Notification Date, to purchase the MAPS for remarketing on the Remarketing Date or (v) the Remarketing Dealer for any reason does not purchase all tendered MAPS on the Remarketing Date, the Company shall repurchase the MAPS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the MAPS plus all accrued and unpaid interest, if any, on the MAPS to but excluding the Remarketing Date. In any such case, payment will be made by the Company through the Trustee to the DTC Participant of each Beneficial Owner of MAPS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MAPS.

                 (h) If the Remarketing Dealer elects to remarket the MAPS as provided in clause (c) above, then not later than the Business Day immediately preceding the Determination Date, the Company shall notify the Remarketing Dealer and the Trustee if the Company irrevocably elects to exercise its right to redeem the MAPS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Remarketing Redemption Price. The "Remarketing Redemption Price" shall be the greater of (i) 100% of the principal amount of the MAPS and (ii) the Dollar Price, plus in either case accrued and unpaid interest on the principal amount being redeemed to but excluding the Remarketing Date. If the Company elects to redeem the MAPS, it shall pay the Remarketing Redemption Price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

                 (i) The Remarketing Dealer may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth in the Indenture in order to facilitate the tender and settlement process.

                 (j) The tender and settlement procedures described above, including provisions for payment by purchasers of MAPS in the remarketing or for payment to Beneficial Owners of tendered MAPS, may be modified to the extent required by DTC or, subject to Section 11(b)(ii) hereof, to the extent required to facilitate the tender and remarketing of MAPS in certificated form if the book-entry system is no longer available for the MAPS at the time of the remarketing.

                 (k) Unless this Agreement is otherwise terminated in accordance with Section 11 hereof, the Remarketing Dealer will advise the Company, no later than January 15th of each year, of the Remarketing Dealer's good faith estimate, without obtaining bids from the Reference Corporate Dealers, of the Applicable Spread as of each prior December 31, commencing December 31, 1998.

                 SECTION 5. Fees and Expenses. Subject to Section 11 of this Agreement, for its services in performing its duties set forth herein, the Remarketing Dealer will not receive any fees or reimbursement of expenses from the Company.

                 SECTION 6. Resignation of the Remarketing Dealer. The Remarketing Dealer may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective either (i) immediately upon termination of this Agreement in accordance with Section 11(b) hereof or
(ii) 10 Business Days after delivery of a written notice to the Company and the Trustee of such other resignation. The Company shall have the sole right, but not the obligation, to appoint a successor Remarketing Dealer.

                 SECTION 7. Dealing in the MAPS; Purchase of MAPS by the Company. (a) NMS, when acting as the Remarketing Dealer or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the MAPS. NMS, as Holder or Beneficial Owner of the MAPS, may exercise any vote or join as a Holder or Beneficial Owner, as the case may be, in any action which any Holder or Beneficial Owner of MAPS may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Dealer, in its capacity either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

                 (b) The Company may purchase MAPS in the remarketing, provided that the Interest Rate to Maturity established with respect to MAPS in the remarketing is not different from the Interest Rate to Maturity that would have been established if the Company had not purchased such MAPS.

                 SECTION 8. Information. (a) The Company agrees to furnish to the Remarketing Dealer: (i) copies of each material report or other document mailed to or filed by the Company with the Commission including the Registration Statement and the Prospectus (including in each case any documents incorporated therein by reference, subject to existing confidentiality requests made of the Commission), (ii) notice of the occurrence of any of the events set forth in clauses (c)(i), (ii), (v) and (viii) of Section 9 hereof, and (iii) during the Remarketing Period, notice of the occurrence of any of the events set forth in clauses (c)(iii) and (vi) and such other information as the Remarketing Dealer may reasonably request from time to time, in such form as the Remarketing Dealer may reasonably request, including, but not limited to, the financial condition of the Company or any Material Subsidiary thereof. The Company agrees to provide the Remarketing Dealer with as many copies of the foregoing materials and information as the Remarketing Dealer may reasonably request for use in connection with the remarketing and consents to the use thereof for such purpose.

                 (b) If, at any time during the Remarketing Period, any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the MAPS shall occur which might reasonably cause any of the Remarketing Materials to include an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

                 SECTION 9. Conditions to Remarketing Dealer's Obligations. The obligations of the Remarketing Dealer under this Agreement have been undertaken in reliance on, and shall be subject to, (a) the due performance in all material respects by the Company of its obligations and agreements as set forth in this Agreement and the accuracy, as of their respective dates, of the representations and warranties in this Agreement and any certificate delivered pursuant hereto, (b) the due performance in all material respects by the Company of its obligations and agreements set forth in, and the accuracy in all material respects as of the dates specified therein of the representations and warranties contained in, the Underwriting Agreement and (c) the further condition that none of the following events shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the MAPS:

                    (i) the rating of any debt securities of the Company shall have been down-graded or withdrawn by a nationally recognized statistical rating agency;

                    (ii) without the prior written consent of the Remarketing Dealer (which consent shall not be unreasonably withheld), the Indenture (including the MAPS) shall have been amended in any manner or shall otherwise contain any provision not contained therein as of the date hereof that, in either case, in the reasonable judgment of the Remarketing Dealer, materially changes the nature of the MAPS or the remarketing procedures (it being understood that, notwithstanding the provisions of this clause (ii), the Company shall not be prohibited from amending or supplementing the Indenture);

                   (iii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange shall have occurred or a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities;

                    (iv) there shall have occurred any outbreak of hostilities or escalation thereof involving the United States, or the declaration by the United States of a national emergency or war, in each case the effect of which is such as to make it, in the judgment of the Remarketing Dealer, impracticable or inadvisable to remarket the MAPS or to enforce contracts for the sale of the MAPS;

                    (v) an Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MAPS shall have occurred and be continuing;

                    (vi) a material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, shall have occurred since the Notification Date or since the respective dates as of which information is given or contemplated in the Exchange Act Documents;

                   (vii) if a prospectus is required under the Securities Act to be delivered in connection with the remarketing of the MAPS, the Company shall fail to furnish to the Remarketing Dealer on the Remarketing Date the officers' certificate, opinion and comfort letter referred to in Section 3(e) of this Agreement and such other documents and opinions as counsel for the Remarketing Dealer may reasonably require for the purpose of enabling such counsel to pass upon the sale of MAPS in the remarketing as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; or

                 (viii) the MAPS are not maintained in book-entry form with DTC or any successor thereto;

and the Remarketing Dealer shall have received on the Remarketing Date an officers' certificate of the Company, dated as of the Remarketing Date, to the effect that (i) the representations and warranties set forth in Sections 2(b) and (c) hereof are true and correct with the same force and effect as though expressly made at and as of the Remarketing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Remarketing Date and (iii) none of the events specified in the preceding clause (c) has occurred.

                 (d) In furtherance of the foregoing, the effectiveness of the Remarketing Dealer's election on the Notification Date to remarket the MAPS shall be subject to the condition that the Remarketing Dealer shall have received an officers' certificate of the Company, dated as of the Notification Date, to the effect that (i) the Company has, prior to the Remarketing Dealer's election on the Notification Date to remarket the MAPS, provided the Remarketing Dealer with notice of all events as required under Section 3(a) of this Agreement, (ii) the representations and warranties set forth in Sections 2(b) and (c) hereof are true and correct at and as of the Notification Date and
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Notification Date. Such certificate shall be delivered by the Company to the Remarketing Dealer as soon as practicable following notification by the Remarketing Dealer to the Company on the Notification Date of its election to remarket the MAPS and in any event prior to the Determination Date.

                 In the event of the failure of any of the foregoing conditions, the Remarketing Dealer may terminate its obligations under this Agreement or redetermine the Interest Rate to Maturity as provided in Section 11.

                 SECTION 10. Indemnification; Contribution. (a) The Company will indemnify and hold harmless the Remarketing Dealer against any losses, claims, damages or liabilities, joint or several, to which the Remarketing Dealer may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement, the related preliminary Prospectus Supplement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Remarketing Dealer for any legal or other expenses reasonably incurred by the Remarketing Dealer in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Prospectus Supplement, the related preliminary Prospectus Supplement, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Remarketing Dealer expressly for use therein; and provided, further, that the Company shall not be liable to the Remarketing Dealer under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of the Remarketing Dealer results from the fact that the Remarketing Dealer sold MAPS to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof to the Remarketing Dealer and the loss, claim, damage or liability of the Remarketing Dealer results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (excluding documents incorporated by reference) or in the Prospectus as then amended or supplemented (excluding documents incorporated by reference).

                 (b) The Remarketing Dealer will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement, the related preliminary Prospectus Supplement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, the Prospectus Supplement, the related preliminary Prospectus Supplement, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Remarketing Dealer expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                 (c) Promptly after receipt by a party entitled to indemnification under subsection (a) or (b) above (the "indemnified party") of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against a party required to provide indemnification to such indemnified party under such subsection (the "indemnifying party"), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel), apart from counsel to such indemnifying party, for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any such action effected without its consent, provided that such consent is not unreasonably withheld or delayed.

                 (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Dealer on the other from the offering of the MAPS. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Remarketing Dealer on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Dealer on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the MAPS purchased under the Underwriting Agreement (before deducting expenses and as set forth in the table on the cover page of the Prospectus Supplement) received by the Company on the one hand bear to the aggregate positive difference, if any, between the price paid by the Remarketing Dealer for the MAPS tendered on the Remarketing Date and the price at which the MAPS are sold by the Remarketing Dealer in the remarketing. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Dealer on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Dealer agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Remarketing Dealer shall not be required to contribute any amount in excess of the amount by which the total price at which the MAPS remarketed by it and distributed to the public were offered to the public exceeds the amount of any damages which the Remarketing Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Remarketing Dealer within the meaning of the Securities Act; and the obligations of the Remarketing Dealer under this Section 10 shall be in addition to any liability which the Remarketing Dealer may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

                 SECTION 11. Termination of Remarketing Agreement or Redetermination of Interest Rate to Maturity. (a) This Agreement shall terminate as to the Remarketing Dealer on the effective date of the resignation of the Remarketing Dealer pursuant to Section 6 hereof or the repurchase of the MAPS by the Company pursuant to Section 4(g) hereof or the redemption of the MAPS by the Company pursuant to Sections 4(h) and 12 hereof.

                 (b) In addition, the Remarketing Dealer may terminate all of its obligations under this Agreement immediately by notifying the Company and the Trustee of its election to do so, at any time on or before the Remarketing Date, in the event that: (i) any of the conditions referred to or set forth in
Section 9(a) or (b) hereof have not been met or satisfied in full, (ii) any of the events set forth in Section 9(c) (other than Section 9(c)(viii) if, in the Remarketing Dealer's sole discretion and subject to receipt of an opinion of counsel for the Company reasonably satisfactory to the Remarketing Dealer, the Indenture and the MAPS in the Remarketing Dealer's reasonable judgment can be amended, and they are amended, so as to permit the remarketing of the MAPS in certificated form and otherwise as contemplated herein, and if the Company shall have agreed in writing to reimburse the Remarketing Dealer for all reasonable expenses of certificating the MAPS) shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the MAPS or
(iii) the Remarketing Dealer reasonably determines after consultation with the Company, that there is material nonpublic information about the Company that is not available to the Remarketing Dealer, whether or not specifically referenced herein, that is necessary to fulfill its obligations under this Agreement.

                 (c) Notwithstanding any provision herein to the contrary, in lieu of terminating this Agreement pursuant to Section 11(b) above, upon the occurrence of any of the events set forth therein, the Remarketing Dealer, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, may elect to purchase the MAPS for remarketing and determine a new Interest Rate to Maturity in the manner provided in Section 4(d) of this Agreement, except that for purposes of determining the new Interest Rate to Maturity pursuant to this paragraph the Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the MAPS. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MAPS on or after the Remarketing Date, the Company and the Trustee; provided, however, that the Remarketing Dealer, by redetermining the Interest Rate to Maturity upon the occurrence of any event set forth in Section 11(b) as set forth above, shall not thereby be deemed to have waived its right to determine a new Interest Rate to Maturity or terminate this Agreement upon the occurrence of any other event set forth in Section 11(b).

                 (d) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party, except that, in the case of termination pursuant to Section 11(b) of this Agreement, the Company shall reimburse the Remarketing Dealer for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Remarketing Dealer, and except further as set forth in Section 11(e) below. Sections 1, 10, 11, 11(d) and 11(e) shall survive such termination and remain in full force and effect.

                 (e) In the case of either (i) termination of this Agreement after the Remarketing Dealer's election on the Notification Date to remarket the MAPS pursuant to Sections 11(b)(i) or (ii) (other than due to the occurrence of an event set forth in Section 9(c)(viii)) or (ii) termination of this Agreement prior to the Remarketing Dealer's election on the Notification Date to remarket the MAPS pursuant to Section 11(b)(i) (other than due to the occurrence of an event set forth in Section 9(c)(viii)) or due to the occurrence of any event set forth in Sections 9(c)(ii) or (v), upon the request of the Remarketing Dealer, the Company shall immediately following the Call Price Determination Date (as defined below) pay the Remarketing Dealer, in same-day funds by wire transfer to an account designated by the Remarketing Dealer, the fair market value of the Remarketing Dealer's right to purchase and remarket the MAPS pursuant to this Agreement (the "Call Price"), calculated as follows:

                    (x) in the case of termination of this Agreement after the Remarketing Dealer's election on the Notification Date to remarket the MAPS pursuant to Sections 11(b)(i) or (ii) (other than due to the occurrence of an event set forth in Section 9(c)(viii)), the Call Price shall be equal to the excess of (i) the Dollar Price over (ii) 100% of the aggregate principal amount of the MAPS; or

                    (y) in the case of termination of this Agreement prior to the Remarketing Dealer's election on the Notification Date to remarket the MAPS pursuant to Section 11(b)(i) (other than due to the occurrence of an event set forth in Section 9(c)(viii)) or due to the occurrence of any event set forth in Sections 9(c)(ii) or (v), the Call Price shall be determined by mutual agreement of the Company and the Remarketing Dealer on a commercially reasonable basis by reference to, among other factors, the formulation set forth in the preceding paragraph; provided, however, that if such determination of the Call Price is not reached within 30 days after the Company's receipt of the Remarketing Dealer's notice of termination, the Call Price shall be determined by taking the average of the three quotations remaining after disregarding the highest and lowest quotations of the value of the Call Price given by five Reference Corporate Dealers, each of which quotations shall be given as of the same time and date and determined by reference to the formulation described in the immediately preceding paragraph. If fewer than five such quotations are obtained, the average of the quotations obtained shall be used.

                 The Remarketing Dealer and, in the case of clause (y) above, the Company shall determine the applicable Call Price on the Business Day immediately following the date of termination or as soon as practicable thereafter (the "Call Price Determination Date"). The Remarketing Dealer shall promptly notify the Company of the Call Price Determination Date and the Call Price by telephone, confirmed in writing (which may include facsimile or other electronic transmission). The Call Price, absent manifest error, shall be binding and conclusive upon the parties hereto.

                 (f) This Agreement shall not be subject to termination by the Company.

                 SECTION 12.  Redemption by the Company; Make-Whole Premium.
(a) The MAPS will be redeemable, at the option of the Company, at any time after the Remarketing Date in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each Beneficial Owner of MAPS to be redeemed as shown in the security register for the MAPS, on any date prior to the Stated Maturity Date at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the applicable date fixed for redemption (the "Redemption Date") (subject to the right of persons in whose name the MAPS are registered on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) plus a make-whole premium (the "Make-Whole Premium"), if any.

                 (b) The amount of the Make-Whole Premium with respect to any MAPS (or portion thereof) to be redeemed will be equal to the excess, if any, of:

                 (i) the sum of the present values, calculated as of the Redemption Date, of:

                          (A) each interest payment that, but for such redemption, would have been payable on the MAPS (or portion thereof) after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                          (B)  the principal amount that, but for such
                 redemption, would have been payable at the final maturity of the MAPS (or portion thereof) being redeemed;

                 over

                 (ii) the principal amount of the MAPS (or portion thereof) being redeemed.

The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below for purposes of determining the Make-Whole Premium) plus 25 basis points.

                 (c) The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided that if the Company fails to make such appointment at least 10 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by NMS or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

                 (d) For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the MAPS, calculated to the nearest 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date.

                 The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury

Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100 of 1%, with any figure of 1/200 of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

                 (e) If less than all of the MAPS are to be redeemed, the Trustee will select the MAPS to be redeemed pro rata or by lot. The Trustee may select for redemption MAPS and portions of MAPS in amounts of $1,000 or whole multiples of $1,000, provided that if all of the MAPS of a Holder are to be redeemed, the entire outstanding amount of MAPS held by such Holder, even if not a whole multiple of $1,000, will be redeemed. The MAPS will not be entitled to the benefit of any sinking fund or other mandatory redemption provisions.

                 SECTION 13.  Remarketing Dealer Performance, Duty of Care.
The duties and obligations of the Remarketing Dealer shall be determined solely by the express provisions of this Agreement and the Indenture. No implied covenants or obligations of or against the Remarketing Dealer shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Dealer, the Remarketing Dealer may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Indenture, as to the truth of the statements expressed in any of such documents. The Remarketing Dealer shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Dealer shall incur no liability to the Company or to any Beneficial Owner or Holder of MAPS in its individual capacity or as Remarketing Dealer for any action or failure to act in connection with the remarketing or otherwise, except as a result of gross negligence or willful misconduct on its part.

                 SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

                 SECTION 15. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the MAPS have been repurchased, redeemed or remarketed in accordance with Section 4 hereof. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Company pursuant to Sections 10 and 11 hereof shall remain operative and in full force and effect until fully satisfied.

                 SECTION 16. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Dealer, except that the rights and obligations of the Company may be assigned and delegated to any successor of the Company permitted by Section 902 of the Indenture. The rights and obligations of the Remarketing Dealer hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Remarketing Dealer and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than, persons, if any, controlling the Remarketing Dealer within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, or any indemnified party to the extent provided in Section 10 hereof, or any person entitled to contribution to the extent provided in Section 11 hereof. The terms "successors" and "assigns" shall not include any purchaser of any MAPS merely because of such purchase.

                 SECTION 17. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

                 SECTION 18. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

                 SECTION 19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

                 SECTION 20. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto so long as this Agreement as amended is not inconsistent with the Indenture in effect as of the date of any such amendment.

                 SECTION 21. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing (which may include facsimile or other electronic transmission) and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                 (a)      to the Company:

                          Union Texas Petroleum Holdings, Inc.
                          1330 Post Oak Boulevard
                          Houston, TX  77056

                          Attention:  Secretary
                          Facsimile No.:  713-968-2725

                 (b)      to NMS:

                          NationsBanc Montgomery Securities LLC
                          NationsBank Corporate Center
                          100 North Tryon Street
                          Charlotte, NC  28255

                          Attention:  Tom Mooney
                          Facsimile No.:  704-386-7194

or to such other address as the Company or the Remarketing Dealer shall specify in writing.

                 IN WITNESS WHEREOF, each of the Company and the Remarketing Dealer has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                  UNION TEXAS PETROLEUM HOLDINGS, INC.


                                  By: /s/ LARRY D. KALMBACH
                                      ---------------------------------
                                  Name:  Larry D. Kalmbach
                                  Title:  Vice President and Chief
                                          Financial Officer


                                  NATIONSBANC MONTGOMERY
                                     SECURITIES LLC


                                  By: /s/ PHILLIP R. BENNETT
                                      ---------------------------------
                                  Name:  Phillip R. Bennett
                                  Title: Vice President